HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2016
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter
Managing General Partner, Clarity Partners L.P.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer and Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye		Elva Hernandez
SVP, Pacific Northwest		VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O'Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Ian Weissman	Richard Anderson	Blaine Heck
Credit Suisse	Mizuho Securities	Wells Fargo Securities
(212) 538-6889	(212) 205-8445	(443) 263-6516

David Rodgers		Sumit Sharma
Robert W. Baird & Company		Morgan Stanley
(216) 737-7341		(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Anita Ogbara
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-5077

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” “our,” or “our Company”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. Our Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Number of office properties owned	51	53	54	53	53
Office properties square feet(1)	13,214,376	13,480,616	14,034,944	13,872,326	14,042,298
Stabilized office properties leased rate as of end of period(2)	96.5%	95.8%	95.3%	94.5%	94.7%
In-Service office properties leased rate as of end of period(3)	91.1%	90.7%	90.1%	89.5%	88.8%
Number of Media & Entertainment properties owned	2	2	2	2	2
Media & Entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Media & Entertainment leased rate as of end of period(4)	85.3%	81.6%	78.5%	76.8%	76.5%
Number of land assets owned	8	8	8	7	7
Land assets estimated square feet(5)	2,638,875	2,638,875	2,638,875	2,590,099	2,590,099
Market capitalization (in thousands):
Total pro-rata debt(6)	$2,282,429	$2,022,319	$2,203,115	$2,011,151	$2,041,435
Series A Preferred Units	$10,177	$10,177	$10,177	$10,177	$10,177
Series B Preferred Stock	$—	$—	$—	$145,000	$145,000
Common equity capitalization(7)	$4,300,917	$4,249,186	$4,116,264	$4,197,190	$4,135,927
Total market capitalization	$6,593,523	$6,281,682	$6,329,556	$6,363,518	$6,332,539
Pro-rata debt/total market capitalization	34.6%	32.2%	34.8%	31.6%	32.2%
Series A preferred units & pro-rata debt/total market capitalization	34.8%	32.4%	35.0%	31.8%	32.4%
Common stock data (NYSE:HPP)
Range of closing prices(8)	$ 30.05 - 27.16	$ 22.97 - 29.35	$ 27.40 - 30.97	$ 27.70 - 31.68	$ 28.22 - 33.95
Closing price at quarter end	$29.18	$28.92	$28.14	$28.79	$28.37
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	146,399	145,894	145,946	145,902	145,849
Shares of common stock\units outstanding at end of period (in thousands)(10)	147,393	146,522	146,278	145,786	145,785
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Please refer to the footnote on page 19 regarding the re-measurement of the media properties.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held-for-sale, and land properties described on pages 15, 17 and 18.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 14 and 15.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Represents total debt excluding a pro-rata share of debt allocable to the minority interest in the Pinnacle I & II joint venture, unamortized non-cash loan premium and deferred financing costs.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stocks/units outstanding for the three-month periods ending June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015 includes an estimate for projected executive stock grants under our 2013, 2014, 2015 and 2016 outperformance programs based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Projected 2013/2014/2015/2016 OPP stock grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding does not include any Projected 2013/2014/2015/2016 OPP stock grants or projected performance-based awards under our special one-time retention grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

Consolidated Balance Sheets (in thousands, except share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Total investment in real estate, net	$5,407,455	$5,390,458
Cash and cash equivalents	337,400	53,551
Restricted cash	19,166	18,010
Accounts receivable, net	10,550	21,048
Notes receivable, net	—	28,684
Straight-line rent receivables, net	70,529	59,408
Deferred leasing costs and lease intangible assets, net	293,191	314,483
Derivative assets	—	2,061
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	49,209	27,278
Investment in unconsolidated entity	28,237	—
Assets associated with real estate held for sale	52,432	330,300
TOTAL ASSETS	$6,276,923	$6,254,035

LIABILITIES AND EQUITY
Notes payable, net	$2,338,882	$2,260,716
Accounts payable and accrued liabilities	104,156	82,405
Lease intangible liabilities, net	77,841	94,446
Security deposits	24,148	20,342
Prepaid rent	30,352	38,111
Derivative liabilities	26,478	2,010
Liabilities associated with real estate held for sale	5,267	16,791
TOTAL LIABILITIES	2,607,124	2,514,821

6.25% series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 99,385,084 shares and 89,153,780 shares outstanding at June 30, 2016 and December 31, 2015, respectively	993	891
Additional paid-in capital	1,998,361	1,710,979
Accumulated other comprehensive loss	(16,079)	(1,081)
Accumulated deficit	(41,470)	(44,955)
Total Hudson Pacific Properties, Inc. stockholders’ equity	1,941,805	1,665,834
Non-controlling interest—members in consolidated entities	266,406	262,625
Non-controlling interest—units in the operating partnership	1,451,411	1,800,578
TOTAL EQUITY	3,659,622	3,729,037
TOTAL LIABILITIES AND EQUITY	$6,276,923	$6,254,035

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Office
Rental	$118,047	$120,052	$234,274	$161,628
Tenant recoveries	21,303	17,790	41,836	23,854
Parking and other	5,050	5,716	10,582	11,011
Total office revenues	144,400	143,558	286,692	196,493
Media & Entertainment
Rental	6,857	5,394	12,885	10,861
Tenant recoveries	213	253	412	493
Other property-related revenue	2,810	2,556	7,779	6,665
Other	41	58	90	131
Total Media & Entertainment revenues	9,921	8,261	21,166	18,150
Total revenues	154,321	151,819	307,858	214,643
Operating expenses
Office operating expenses	$49,091	$46,691	$96,794	$63,826
Media & Entertainment operating expenses	6,295	5,069	12,247	11,074
General and administrative	13,016	10,373	25,519	19,573
Depreciation and amortization	66,108	73,592	134,476	90,750
Total operating expenses	134,510	135,725	269,036	185,223
Income from operations	19,811	16,094	38,822	29,420
Other expense (income)
Interest expense	17,614	14,113	34,865	19,606
Interest income	(73)	(48)	(86)	(101)
Unrealized loss on ineffective portion of derivative instruments	384	—	2,509	—
Acquisition-related expenses	61	37,481	61	43,525
Other (income) expense	(47)	40	(23)	(1)
Total other expenses	17,939	51,586	37,326	63,029
Income (loss) before gains (loss) on sale of real estate	1,872	(35,492)	1,496	(33,609)
Gains (loss) on sale of real estate	2,163	(591)	8,515	22,100
Net income (loss)	$4,035	$(36,083)	$10,011	$(11,509)
Net income attributable to preferred stock and units	(159)	(3,195)	(318)	(6,390)
Net income attributable to participating securities	(196)	(80)	(393)	(150)
Net income attributable to non-controlling interest in consolidated real estate entities	(2,396)	(1,893)	(4,341)	(3,395)
Net (income) loss attributable to common units in the operating partnership	(445)	16,008	(1,867)	15,412
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$839	$(25,243)	$3,092	$(6,032)
Basic and diluted per share amounts:
Net income attributable to common stockholders’ per share—basic	$0.01	$(0.28)	$0.03	$(0.07)
Net income attributable to common stockholders’ per share—diluted	$0.01	$(0.28)	0.03	(0.07)
Weighted average shares of common stock outstanding—basic	95,145,496	88,894,258	92,168,432	82,906,087
Weighted average shares of common stock outstanding—diluted	95,995,496	88,894,258	93,000,432	82,906,087
Dividends declared per share of common stock	$0.200	$0.125	$0.400	$0.250

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

Quarter To Date	Three Months Ended
Funds From Operations (“FFO”)(1)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Net income (loss)	$4,035	$5,976	$(2,745)	$(1,828)	$(36,083)
Adjustments:
Depreciation and amortization of real estate assets	65,655	67,905	73,876	79,940	73,293
(Gain) loss from sale of real estate	(2,163)	(6,352)	—	(8,371)	591
FFO attributable to non-controlling interests	(4,510)	(4,162)	(3,696)	(3,494)	(3,696)
Net income attributable to preferred stock and units	(159)	(159)	(2,520)	(3,195)	(3,195)
FFO to common stockholders and unitholders	62,858	63,208	64,915	63,052	30,910
Specified items impacting FFO:
Acquisition-related (expense reimbursements) expenses	61	—	(106)	(83)	37,481
FFO (excluding specified items) to common stockholders and unitholders	$62,919	$63,208	$64,809	$62,969	$68,391

Weighted average common stock/units outstanding—diluted	146,399	145,894	145,946	145,902	145,849
FFO per common stock/unit—diluted	$0.43	$0.43	$0.44	$0.43	$0.21
FFO (excluding specified items) per common stock/unit—diluted	$0.43	$0.43	$0.44	$0.43	$0.47

Year To Date	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Funds From Operations (“FFO”)(1)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Net income (loss)	$10,011	$5,976	$(16,082)	$(13,337)	$(11,509)
Adjustments:
Depreciation and amortization of real estate assets	133,560	67,905	244,182	170,306	90,366
Gain from sale of real estate	(8,515)	(6,352)	(30,471)	(30,471)	(22,100)
FFO attributable to non-controlling interest	(8,672)	(4,162)	(14,216)	(10,520)	(7,008)
Net income attributable to preferred stock and units	(318)	(159)	(12,105)	(9,585)	(6,390)
FFO to common stockholders and unitholders	126,066	63,208	171,308	106,393	43,359
Specified items impacting FFO:
Acquisition-related expenses	61	—	43,336	43,442	43,525
FFO (excluding specified items) to common stockholders and unitholders	$126,127	$63,208	$214,644	$149,835	$86,884

Weighted average common stock/units outstanding—diluted	146,350	145,894	129,590	124,052	113,162
FFO per common stock/unit—diluted	$0.86	$0.43	$1.32	$0.86	$0.38
FFO (excluding specified items) per common stock/unit—diluted	$0.86	$0.43	$1.66	$1.21	$0.77
______________________________

(1)	See page 34 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

Quarter To Date	Three Months Ended
Adjusted Funds From Operations (“AFFO”)(1)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

FFO	$62,858	$63,208	$64,915	$63,052	$30,910
Adjustments:
Straight-line rents, net	(4,979)	(4,790)	(5,053)	(8,903)	(10,931)
Amortization of above-market and below-market leases, net	(4,298)	(4,697)	(6,158)	(3,750)	(10,258)
Amortization of above-market and below-market ground leases, net	535	535	958	515	515
Amortization of lease incentive costs	268	269	94	89	89
Amortization of deferred financing costs and loan premium, net	1,558	1,015	2,546	1,154	1,551
Unrealized loss on ineffective portion of derivative instrument	384	2,125	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(24,099)	(20,217)	(5,727)	(8,598)	(13,301)
Non-cash compensation expense	3,301	3,342	2,235	2,034	2,003
AFFO	$35,528	$40,790	$53,810	$45,593	$578

Dividends paid to common stock and unitholders	$29,317	$29,802	$29,138	$18,226	$18,224
AFFO payout ratio	82.5%	73.1%	54.1%	40.0%	3,152.9%

Year To Date	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Adjusted Funds From Operations (“AFFO”)(1)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

FFO	$126,066	$63,208	$171,308	$106,393	$43,359
Adjustments:
Straight-line rents, net	(9,769)	(4,790)	(27,925)	(22,872)	(13,969)
Amortization of above-market and below-market leases, net	(8,995)	(4,697)	(21,457)	(15,299)	(11,549)
Amortization of above-market and below-market ground leases, net	1,070	535	2,050	1,092	577
Amortization of lease incentive costs	537	269	358	264	175
Amortization of deferred financing costs and loan premium, net	2,573	1,015	5,903	3,357	2,203
Unrealized loss on ineffective portion of derivative instrument	2,509	2,125	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(44,316)	(20,217)	(33,817)	(28,090)	(19,492)
Non-cash compensation expense	6,643	3,342	8,421	6,186	4,152
AFFO	$76,318	$40,790	$104,841	$51,031	$5,456

Dividends paid to common stock and unitholders	$59,119	$29,802	$75,875	$46,737	$28,511
AFFO payout ratio	77.5%	73.1%	72.4%	91.6%	522.6%
_____________________________

(1)	See page 34 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

DEBT SUMMARY
(Tabular amounts in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of June 30, 2016 and December 31, 2015, excluding net deferred financing costs related to our unsecured revolving credit facility and undrawn term loans.

	June 30, 2016		December 31, 2015
	Principal Amount	Deferred Financing Costs, net	Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Interest Rate(1)	Contractual Maturity Date		Annual Debt Service (2)	Balance at Maturity
Unsecured Loans
Unsecured Revolving Credit Facility(3)	$250,000	$—	$230,000	$—		LIBOR+ 1.15% to 1.85%	4/1/2019	(4)	$—	$250,000
5-Year Term Loan due April 2020(3)(5)	450,000	(4,021)	550,000	(5,571)		LIBOR+ 1.30% to 2.20%	4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	175,000	(840)	—	—		LIBOR +1.30% to 2.20%	11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	(2,443)	350,000	(2,656)		LIBOR+ 1.60% to 2.55%	4/1/2022		11,235	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	(1,010)	—	—		LIBOR + 1.60% to 2.55%	11/17/2022		3,788	125,000
Series A Notes	110,000	(1,009)	110,000	(1,011)		4.34%	1/2/2023		4,774	110,000
Series B Notes	259,000	(2,398)	259,000	(2,378)		4.69%	12/16/2025		12,147	259,000
Series C Notes	56,000	(564)	56,000	(509)		4.79%	12/16/2027		2,682	56,000
Total Unsecured Loans(8)	1,775,000	(12,285)	1,555,000	(12,125)					34,626	1,775,000

Mortgage Loans
Mortgage loan secured by Pinnacle II	87,000	(759)	86,228	1,310	(9)	4.30%	6/11/2026		3,741	87,000
Mortgage loan secured by 901 Market	—	—	30,000	(119)		N/A	N/A		—	N/A
Mortgage loan secured by Rincon Center(10)	101,357	(276)	102,309	(355)		5.13%	5/1/2018		7,195	97,854
Mortgage loan secured by Sunset Gower/Sunset Bronson(11)	5,001	(1,889)	115,001	(2,232)		LIBOR+2.25%	3/4/2019	(4)	—	5,001
Mortgage loan secured by Met Park North(12)	64,500	(453)	64,500	(509)		LIBOR+1.55%	8/1/2020		2,393	64,500
Mortgage loan secured by 10950 Washington(10)	28,171	(387)	28,407	(421)		5.32%	3/11/2022		2,003	24,981
Mortgage loan secured by Pinnacle I(13)	129,000	(644)	129,000	(694)		3.95%	11/7/2022		5,179	117,190
Mortgage loan secured by Element L.A.	168,000	(2,454)	168,000	(2,584)		4.59%	11/6/2025		7,716	168,000
Total mortgage loans	583,029	(6,862)	723,445	(5,604)					28,227	564,526
Total	$2,358,029	$(19,147)	$2,278,445	$(17,729)					$62,853	$2,339,526

Hudson Pacific Properties, Inc. pro-rata total loans(14)	$2,282,429	$(18,655)	$2,203,115	$(17,945)					$59,731	$2,268,060
_________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of June 30, 2016, which may be different than the interest rates as of December 31, 2015 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of interest rate contracts on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of June 30, 2016. Amount doesn't include interest payment of variable rate loans that are partially effectively fixed through interest rate contracts.

(3)	The Company has the option to make an irrevocable election to change the interest rate depending on the Company’s credit rating. As of June 30, 2016, no such election has been made.

(4)	The maturity date may be extended once for an additional one-year term.

(5)
Effective May 1, 2015, $300.0 million of the term loan has been effectively fixed at 2.66% to 3.56% per annum through the use of an interest rate swap. The Company redesignated this interest rate swap effective July 1, 2016, therefore, the interest rate with respect to $300.0 million of the term loan is effectively fixed at 2.75% to 3.65% per annum.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

(6)
Effective May 1, 2015, the outstanding balance of the term loan has been effectively fixed at 3.21% to 4.16% per annum through the use of an interest rate swap. The Company redesignated this interest rate swap effective July 1, 2016, therefore, the interest rate is effectively fixed at 3.36% to 4.31% per annum.

(7)	Effective June 1, 2016, the outstanding balance of the term loan has been effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

(8)
Total unsecured loans does not include the balance related to the private placement agreements entered on July 6, 2016 for $150.0 million of 3.98% senior guaranteed notes due July 6, 2026, and an additional $50.0 million of 3.66% senior guaranteed notes due September 15, 2023. The $150.0 million was drawn on July 6, 2016. The $50.0 million has not yet been drawn.

(9)	Represents unamortized premium amount of the non-cash mark-to-market adjustment.

(10)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)
Through February 11, 2016, interest on $92.0 million of the outstanding loan balance was effectively capped at 5.97% and 4.25% on $50.0 million and $42.0 million, respectively, of the loan through the use of two interest rate caps. These interest rate caps were not renewed after maturity.

(12)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through use of an interest rate swap.

(13)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(14)	Represents total debt balance excluding a pro-rata share of debt allocable to the minority interest in the Pinnacle I & II joint venture.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview(6)	Lynnwood	182,009	84.4%	84.4%	$3,273,551	$21.30
Met Park North(6)	Lake Union	190,748	95.7	95.7	5,054,041	27.68
Merrill Place(6)	Pioneer Square	163,768	83.1	86.6	3,730,178	27.42
505 First Avenue(6)	Pioneer Square	288,140	96.9	97.4	6,042,263	21.63
83 King Street(6)	Pioneer Square	184,083	90.0	90.0	4,579,854	27.66
Subtotal		1,008,748	90.9%	91.6%	$22,679,887	$24.73
San Francisco Bay Area, California
1455 Market Street(6)	San Francisco	1,025,833	99.2%	99.7%	$34,123,971	$33.52
222 Kearny Street(6)	San Francisco	148,797	85.8	92.2	6,486,381	50.82
275 Brannan Street(6)	San Francisco	54,673	100.0	100.0	3,166,361	57.91
625 Second Street(6)	San Francisco	138,080	73.8	73.8	5,202,680	51.03
875 Howard Street(6)	San Francisco	230,443	99.4	99.4	5,729,942	25.01
Rincon Center(6)	San Francisco	580,850	86.0	91.8	21,616,276	43.29
Towers at Shore Center	Redwood Shores	334,483	90.5	93.7	26,531,449	87.65
3400 Hillview	Palo Alto	207,857	100.0	100.0	12,946,581	62.29
Clocktower Square	Palo Alto	100,344	96.9	96.9	6,526,693	67.14
Foothill Research	Palo Alto	195,376	100.0	100.0	12,495,934	63.96
Campus Center	Silicon Valley	471,580	100.0	100.0	15,279,192	32.40
1740 Technology	North San Jose	206,876	99.1	99.1	7,036,176	34.31
Concourse	North San Jose	944,386	96.5	97.7	27,388,425	30.05
Skyport Plaza	North San Jose	418,086	96.0	96.4	13,022,823	32.45
Subtotal		5,057,664	95.4%	96.8%	$197,552,884	$40.96
Los Angeles, California
Pinnacle I(6)	Burbank	393,777	94.2%	97.5%	$15,385,035	$41.46
Pinnacle II(6)	Burbank	230,000	100.0	100.0	9,099,401	39.56
6922 Hollywood(6)	Hollywood	205,523	86.1	86.1	7,887,865	44.59
Technicolor Building(6)	Hollywood	114,958	100.0	100.0	4,873,345	42.39
3401 Exposition(6)	West Los Angeles	63,376	100.0	100.0	2,624,147	41.41
10900 Washington(6)	West Los Angeles	9,919	100.0	100.0	391,602	39.48
10950 Washington(6)	West Los Angeles	159,024	80.9	100.0	5,029,239	39.07
604 Arizona(6)	West Los Angeles	44,260	100.0	100.0	1,944,237	43.93
9300 Wilshire(6)	West Los Angeles	61,224	85.1	85.1	2,369,525	45.48
Element LA	West Los Angeles	284,037	100.0	100.0	15,409,645	54.25
Del Amo Office Building(6)	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		1,679,098	94.6%	97.2%	$68,341,249	$43.03
Total Same-store		7,745,510	94.6%	96.2%	$288,574,020	$39.38

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

NON-SAME-STORE
San Francisco Bay Area, California
901 Market Street	San Francisco	206,218	100.0%	100.0%	$9,680,695	$46.94
Skyway Landing	Redwood Shores	247,173	92.7	96.2	9,654,811	42.15
Lockheed	Palo Alto	42,899	100.0	100.0	2,923,996	68.16
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	4,015,896	90.61
Embarcadero Place	Palo Alto	197,402	98.8	98.8	7,980,002	40.90
Page Mill Center	Palo Alto	176,245	99.9	99.9	11,703,718	66.45
Total Non-same-store		915,550	97.6%	98.6%	$45,959,118	$51.42
Total Stabilized		8,661,060	94.9%	96.5%	$334,533,138	$40.69
LEASE-UP
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	510,789	77.3%	78.0%	$16,866,569	$42.72
Metro Center	Foster City	730,215	57.5	66.0	18,869,892	44.96
333 Twin Dolphin Plaza	Redwood Shores	182,789	73.3	73.3	6,808,003	50.80
555 Twin Dolphin Plaza	Redwood Shores	198,936	90.5	90.5	8,366,850	46.45
Shorebreeze	Redwood Shores	230,932	68.7	71.1	7,595,242	47.88
Palo Alto Square	Palo Alto	328,251	87.7	95.6	21,398,586	74.34
Techmart Commerce	Silicon Valley	284,440	74.1	76.9	8,106,832	38.47
Gateway	North San Jose	609,093	81.6	81.6	14,446,825	29.07
Metro Plaza	North San Jose	456,921	78.9	80.3	11,321,239	31.39
Total Lease-up		3,532,366	74.8%	78.0%	$113,780,038	$43.04

TOTAL IN-SERVICE		12,193,426	89.1%	91.1%	$448,313,176	$41.26
___________________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held-for-sale and land properties described on pages 17 and 18. As of June 30, 2016, we had two office development properties under construction, five office redevelopment properties under construction, one property held-for-sale and eight land properties (see pages 17 and 18). We define lease-up properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2016. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016.

(6)
These properties are included in same-store for the six months ended June 30, 2016 and are defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	153,692	84.4%	153,692	84.4%	$3,273,551	$21.30
Lake Union	1	190,748	182,590	95.7	182,590	95.7	5,054,041	27.68
Pioneer Square	3	635,991	580,918	91.3	588,142	92.5	14,352,296	24.71
Subtotal	5	1,008,748	917,200	90.9%	924,424	91.6%	$22,679,887	$24.73

San Francisco Bay Area, California
San Francisco	7	2,384,894	2,236,889	93.8%	2,285,549	95.8%	$86,006,307	$38.45
Redwood Shores	2	581,656	531,757	91.4	551,137	94.8	36,186,260	68.05
Palo Alto	7	965,736	958,898	99.3	958,898	99.3	58,592,820	61.10
Silicon Valley	1	471,580	471,580	100.0	471,580	100.0	15,279,192	32.40
North San Jose	3	1,569,348	1,517,734	96.7	1,530,714	97.5	47,447,424	31.26
Subtotal	20	5,973,214	5,716,858	95.7%	5,797,878	97.1%	$243,512,003	$42.60

Los Angeles, California
Burbank	2	623,777	601,078	96.4%	613,881	98.4%	$24,484,436	$40.73
Hollywood	2	320,481	291,840	91.1	291,840	91.1	12,761,211	43.73
West Los Angeles	6	621,840	582,420	93.7	612,720	98.5	27,768,395	47.68
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	11	1,679,098	1,588,338	94.6%	1,631,441	97.2%	$68,341,249	$43.03

Total Stabilized	36	8,661,060	8,222,396	94.9%	8,353,743	96.5%	$334,533,140	$40.69

LEASE-UP

San Francisco Bay Area, California
San Mateo	1	510,789	394,850	77.3%	398,289	78.0%	$16,866,569	$42.72
Foster City	1	730,215	419,725	57.5	481,717	66.0	18,869,892	44.96
Redwood Shores	3	612,657	472,788	77.2	478,284	78.1	22,770,095	48.16
Palo Alto	1	328,251	287,844	87.7	313,924	95.6	21,398,586	74.34
Silicon Valley	1	284,440	210,735	74.1	218,691	76.9	8,106,832	38.47
North San Jose	2	1,066,014	857,640	80.5	863,635	81.0	25,768,064	30.05

Total Lease-up	9	3,532,366	2,643,582	74.8%	2,754,540	78.0%	$113,780,038	$43.04

TOTAL IN-SERVICE	45	12,193,426	10,865,978	89.1%	11,108,283	91.1%	$448,313,178	$41.26
___________________________
Refer to footnotes on page 15.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Greater Seattle, Washington
Merrill Place Theater Building	Pioneer Square	29,385	—	—%	—	—%	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
875 Howard (1st Floor)	San Francisco	55,827	—	—	—	—	—	—
Subtotal		55,827	—	—%	—	—%	$—	$—
Los Angeles, California
3402 Pico (Existing Office)	West Los Angeles	50,687	—	—	—	—	—	—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
405 Mateo	Downtown Los Angeles	83,285	—	—	—	—	—	—
Subtotal		254,909	—	—%	—	—%	$—	$—
Total Redevelopment		340,121	—	—%	—	—%	$—	$—
DEVELOPMENT
Greater Seattle, Washington
Merrill Place—450 Alaskan Way	Pioneer Square	166,800	—	—%	91,357	54.8%	—	$—
Subtotal		166,800	—	—%	91,357	54.8%	$—	$—
Los Angeles, California
Icon—Building I Tower	Hollywood	323,273	—	—%	323,273	100.0%	$—	$—
Icon—Building II	Hollywood	90,000	—	—	—	—	—	—
Total Icon		413,273	—	—%	323,273	78.2%	$—	$—
Total Development		580,073	—	—%	414,630	71.5%	$—	$—

HELD FOR SALE
12655 Jefferson	West Los Angeles	100,756	17,867	17.7%	100,756	100.0%	$943,378	$52.80
Total Held For Sale		100,756	17,867	17.7%	100,756	100.0%	$943,378	$52.80
TOTAL		1,020,950	17,867	1.8%	515,386	50.5%	$943,378	$52.80
______________________________

(1)	Excludes in-service properties and land assets (see pages 14, 15 and 18).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2016. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Skyport Plaza	North San Jose	350,000	13.2%
Campus Center	Silicon Valley	946,350	35.9
Subtotal		1,296,350	49.1%

Los Angeles, California
Epic (Sunset Bronson—Lot A)	Hollywood	300,000	11.4%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.8
Sunset Gower— Redevelopment	Hollywood	423,396	16.0
Element LA	West Los Angeles	500,000	18.9
3402 Pico (Future Office)	West Los Angeles	99,313	3.8
3402 Pico (Residential)(3)	West Los Angeles	TBD	—
Subtotal		1,342,525	50.9%

TOTAL		2,638,875	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Management estimates that 3402 Pico (Residential) could be improved with up to 4 residential units.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	571,626	65.0%	85.2%	$15,546,980	$31.92
Sunset Bronson	308,026	35.0	85.6	8,239,717	31.25

TOTAL	879,652	100.0%	85.3%	$23,786,697	$31.68
______________________________

(1)
Prior to the three-month period ended December 31, 2015, occupancy trends for the media and entertainment portfolio were calculated using the gross square footage as determined in connection with the acquisitions of the Sunset Gower Studios and Sunset Bronson Studios properties in 2007 and 2008, respectively. However, since these acquisitions, certain space has been either reconfigured to improve its use or characterized as structural vacancy. During the fourth quarter of 2015, we reexamined the history of space utilization at both media and entertainment properties, adjusting the segment’s occupancy trends to reflect the utilization of certain production support space and building management uses as occupancy and to eliminate structurally vacant space (i.e. electrical plant, utility areas and covered pathways) from the available square footage. The revised methodology is more in keeping with that used to calculate occupancy in the office portfolio and, for consistency, has been used to recalculate historic occupancy for the media and entertainment portfolio. For the 12 months ended June 30, 2016, the average leased percentage for the media and entertainment properties increased to 85.3% from 76.5% for the same period a year ago. By way of comparison, under the prior methodology, the reported average percent leased for the 12 months ended June 30, 2015 was 71.6%.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended June 30, 2016.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended June 30, 2016, excluding tenant reimbursements.

(4)
Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) the average square footage under lease during the 12 months ended June 30, 2016.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased		Project Costs as of 6/30/16		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
Merrill Place (450 Alaskan Way)	Seattle	Q1-2016	Q4-2017	Q1-2018	166,800	54.8%		$13,051	(5)	$92,703	(5)	6.7%
Los Angeles, California
Icon—Building I Tower(6)	Hollywood	Q4-2014	Q4-2016	Q3-2018	323,273	100.0%		N/A		N/A		N/A
Icon—Building II	Hollywood	Q1-2016	Q3-2017	Q3-2018	90,000	—%		N/A		N/A		N/A
Total Icon					413,273	78.2%	(7)	$98,490		$200,922		8.8%
12655 Jefferson	Playa Del Rey	Q2-2015	Q3-2016	Q3-2016	100,756	100.0%		48,327		60,950		7.2%
3402 Pico (Existing Office)	Santa Monica	Q3-2015	Q3-2016	TBD	50,687	—%		18,223	(8)	24,251	(8)	9.2%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q2-2018	120,937	—%		57,496	(9)	94,839	(9)	6.4%

Total Under Construction					852,453			$235,587		$473,665
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
Merrill Place Theater Building	Seattle	TBD	TBD	TBD	29,385	N/A		N/A		TBD		TBD
San Francisco Bay Area, California
Skyport Plaza	North San Jose	TBD	TBD	TBD	350,000	N/A		$10,856	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350	N/A		7,371	(11)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816	N/A		N/A		TBD		TBD
Epic (Sunset Bronson—Lot A)	Hollywood	TBD	TBD	TBD	300,000	N/A		$2,590	(12)	TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A		N/A		TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A		N/A		TBD		TBD

3402 Pico (Future Office)(13)	Santa Monica	TBD	TBD	TBD	99,313	N/A		N/A		TBD		TBD
3402 (Residential)	Santa Monica	TBD	TBD	TBD	N/A	N/A		N/A		TBD		TBD
Total 3402 Pico Future Development					99,313	N/A		$5,966	(14)	TBD		TBD

405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A		$40,858	(15)	TBD		TBD
Total Future Development Pipeline					2,751,545
__________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of June 30, 2016 and Total Estimated Project Costs for Merrill Place (450 Alaskan Way) include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
The Icon development consists of a 14-story office tower (Icon—Building 1 Tower), a five-story mid-rise office building (Icon—Building II), and 1,635-stall parking structure. The parking structure was completed within the fourth quarter of 2015. The estimated completion and stabilization dates for each of the buildings is reflected in the table above. Since the costs of the parking structure and certain other development costs are attributable to both buildings, estimated project costs and stabilized yield on project costs are shown on a combined basis for the entire Icon development. Total Estimated Project Costs for Icon exclude land.

(7)
Netflix, Inc. is anticipated to commence 273,749 square feet on January 1, 2017. The lease will commence six months after the delivery date of July 1, 2016. Netflix is anticipated to occupy an additional 49,524 square feet on July 1, 2018.

(8)
Project Costs as of June 30, 2016 and Total Estimated Project Costs for 3402 Pico (Existing Office) include approximately $12.634 million for management’s estimate of allocated land (including existing 50,687-square-foot building) and acquisition costs. Not included in the cost for 3402 Pico (Existing Office) is $5.966 million for management’s estimate of allocated land value for 3402 Pico Future Development.

(9)	Project Costs as of June 30, 2016 and Total Estimated Project Costs for 4th & Traction include approximately $49.402 million of initial acquisition cost for existing 120,937-square-foot building.

(10)	Project Costs as of June 30, 2016 for Skyport Plaza include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of June 30, 2016 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of June 30, 2016 for Epic (Sunset Bronson—Lot A) excludes land.

(13)	Estimated rentable square feet for 3402 Pico (Future Office) does not include a 50,687-square-foot existing vacant building.

(14)	Project Costs as of June 30, 2016 for 3402 Pico Future Development include approximately $5.966 million for management’s estimate of allocated land value.

(15)	Project Costs as of June 30, 2016 for 405 Mateo include approximately $40.0 million of initial acquisition costs for the existing 83,285-square-foot building.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% change	2016	2015	% change
Same-store office statistics(2)
Number of properties	30	30		21	21
Rentable square feet	7,745,510	7,745,510		4,582,485	4,582,485
Ending % leased	96.2%	95.6%	0.6%	95.0%	94.2%	0.8%
Ending % occupied	94.6%	95.0%	(0.4)%	92.8%	93.4%	(0.6)%
Average % occupied for the period	93.9%	95.3%	(1.5)%	91.0%	91.9%	(1.0)%

Same-store media statistics(3)
Number of properties	2	2		2	2
Rentable square feet	879,652	879,652		879,652	879,652
Average % occupied for the period	85.3%	76.5%	11.5%	85.3%	76.5%	11.5%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% change	2016	2015	% change
Same-store net operating income—GAAP basis
Total office revenues	$92,005	$86,018	7.0%	102,256	95,726	6.8%
Total media revenues	9,921	8,261	20.1	21,166	18,150	16.6
Total revenues	$101,926	$94,279	8.1%	123,422	113,876	8.4%

Total office expense	$29,890	$27,750	7.7%	35,882	33,810	6.1%
Total media expense	6,295	5,069	24.2	12,247	11,074	10.6
Total property expense	$36,185	$32,819	10.3%	48,129	44,884	7.2%

Same-store office net operating income—GAAP basis	$62,115	$58,268	6.6%	66,374	61,916	7.2%
NOI Margin	67.5%	67.7%	(0.3)%	64.9%	64.7%	0.3%
Same-store media net operating income—GAAP basis	$3,626	$3,192	13.6%	8,919	7,076	26.0%
NOI Margin	36.5%	38.6%	(5.4)%	42.1%	39.0%	7.9%
Same-store total property net operating income—GAAP basis	$65,741	$61,460	7.0%	75,293	68,992	9.1%
NOI Margin	64.5%	65.2%	(1.1)%	61.0%	60.6%	0.7%

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) —CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% change	2016	2015	% change
Same-store net operating income—Cash basis
Total office revenues	$89,494	$79,286	12.9%	$95,791	$90,410	6.0%
Total media revenues	9,788	7,836	24.9	20,845	17,291	20.6
Total revenues	$99,282	$87,122	14.0%	$116,636	$107,701	8.3%

Total office expense	$29,401	$27,263	7.8%	$35,758	$33,686	6.2%
Total media expense	6,295	5,069	24.2	12,247	11,074	10.6
Total property expense	$35,696	$32,332	10.3%	$48,005	$44,760	7.2%

Same-store office net operating income—Cash basis	$60,093	$52,023	15.5%	$60,033	$56,724	5.8%
NOI Margin	67.1%	65.6%	2.3%	62.7%	62.7%	—%
Same-store media net operating income—Cash basis	$3,493	$2,767	26.2%	$8,598	$6,217	38.3%
NOI Margin	35.7%	35.3%	1.1%	41.2%	36.0%	14.4%
Same-store total property net operating income—Cash basis	$63,586	$54,790	16.1%	$68,631	$62,941	9.0%
NOI Margin	64.0%	62.9%	1.7%	58.8%	58.4%	0.7%
______________________________

(1)
Same-store for the three months ended June 30, 2016 is defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016. Same-store for the six months ended June 30, 2016 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016

(2)	See page 14 for same-store office properties.

(3)	See page 19 for same-store media properties.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation to net income
Same-store office revenues—Cash basis	$89,494	$79,286	$95,791	$90,410
GAAP adjustments to office revenues—Cash basis	2,511	6,732	6,465	5,316
Same-store office revenues—GAAP basis	$92,005	$86,018	$102,256	$95,726

Same-store media revenues—Cash basis	$9,788	$7,836	$20,845	$17,291
GAAP adjustments to media revenues—Cash basis	133	425	321	859
Same-store media revenues—GAAP basis	$9,921	$8,261	$21,166	$18,150

Same-store property revenues—GAAP basis	$101,926	$94,279	$123,422	$113,876

Same-store office expenses—Cash basis	$29,401	$27,263	$35,758	$33,686
GAAP adjustments to office expenses—Cash basis	489	487	124	124
Same-store office expenses—GAAP basis	$29,890	$27,750	$35,882	$33,810

Same-store media expenses—Cash basis	$6,295	$5,069	$12,247	$11,074
Same-store media expenses—GAAP basis	$6,295	$5,069	$12,247	$11,074

Same-store property expenses—GAAP basis	$36,185	$32,819	$48,129	$44,884

Same-store net operating income—GAAP basis	$65,741	$61,460	$75,293	$68,992
Non-same-store GAAP net operating income	33,194	38,599	123,524	70,751
General and administrative	(13,016)	(10,373)	(25,519)	(19,573)
Depreciation and amortization	(66,108)	(73,592)	(134,476)	(90,750)
Income from operations	$19,811	$16,094	$38,822	$29,420
Interest expense	(17,614)	(14,113)	(34,865)	(19,606)
Interest income	73	48	86	101
Unrealized loss on ineffective portion of derivative instruments	(384)	—	(2,509)	—
Acquisition-related expenses	(61)	(37,481)	(61)	(43,525)
Other income (expense)	47	(40)	23	1
Gains (loss) on sale of real estate	2,163	(591)	8,515	22,100
Net income	$4,035	$(36,083)	$10,011	$(11,509)

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL Three Months Ended June 30, 2016 (Unaudited, in thousands)

	Same-store Office Properties(1)	Non-same-store Office Properties(3)	Development/Redevelopment(3)	Lease-Up Properties(4)	Held-for-Sale(3)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$70,003	$10,043	$—	$27,589	$81	$6,724	$114,440
GAAP Revenue	2,511	2,171	—	4,869	3	133	9,687
Total Rents	$72,514	$12,214	$—	$32,458	$84	$6,857	$124,127

Tenant Reimbursements	$15,354	$2,658	$—	$3,235	$—	$213	$21,460
Parking and Other	4,137	22	23	71	3	2,851	7,107
Total Revenue	$92,005	$14,894	$23	$35,764	$87	$9,921	$152,694

Property operating expenses	29,890	4,257	18	14,635	12	6,295	55,107
Property GAAP Net Operating Income	$62,115	$10,637	$5	$21,129	$75	$3,626	$97,587

Square Feet	7,745,510	915,550	920,194	3,532,366	100,756	879,652	14,094,028
Ending % Leased	96.2%	98.6%	45.1%	78.0%	100.0%	85.3%	87.8%
Ending % Occupied	94.6%	97.6%	—%	74.8%	17.7%	85.3%	82.5%
NOI Margin	67.5%	71.4%	21.7%	59.1%	86.2%	36.5%	63.9%
Property GAAP Net Operating Income	$62,115	$10,637	$5	$21,129	$75	$3,626	$97,587
Less : GAAP Revenue	(2,511)	(2,171)	—	(4,869)	(3)	(133)	(9,687)
Add : GAAP Expense	489	29	—	17	—	—	535
Property Cash Net Operating Income	$60,093	$8,495	$5	$16,277	$72	$3,493	$88,435

Net Income Reconciliation	Q2-2016
Property GAAP Net Operating Income	$97,587
Broadway Note	539
Disposed Asset	245
Other Income/Inter-Company Eliminations	564
Total GAAP Net Operating Income	$98,935
General and administrative	(13,016)
Depreciation and amortization	(66,108)	(1) See page 14 for same-store office properties for the three months ended June 30, 2016.
Income from operations	$19,811	(2) See page 15 for non-same-store properties.
Interest expense	(17,614)	(3) See page 17 for redevelopment, development and held-for-sale properties.
Interest income	73	(4) See page 15 for lease-up properties.
Unrealized loss on ineffective portion of derivative instrument	(384)	(5) See page 19 for same-store media properties.
Acquisition-related expenses	(61)
Other income	47
Gain on sale of real estate	2,163
Net Income	$4,035

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Total Gross Leasing Activity
Rentable square feet	970,770	1,786,801
Gross New Leasing Activity
Rentable square feet	237,510	836,713
New cash rate	$49.45	$51.66
Gross Renewal Leasing Activity
Rentable square feet	733,260	950,088
Renewal cash rate	$40.34	$42.22
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	138,115	372,857
Early termination (square feet)	44,370	125,940
Total	182,485	498,797
Net Absorption
Leased rentable square feet	55,025	337,916
Cash Rent Growth(1)
Expiring rate	$28.40	$29.21
New/renewal rate	$42.29	$45.03
Change	48.9%	54.1%
Straight-Line Rent Growth(2)
Expiring Rate	$27.25	$27.65
New/renewal rate	$42.94	$44.83
Change	57.6%	62.1%
Weighted Average Lease Terms
New (in months)	71.9	98.0
Renewal (in months)	61.7	61.4

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
	Total	Annual	Total	Annual
New leases	$56.01	$9.34	$71.44	$8.74
Renewal leases	$18.71	$3.64	$17.62	$3.44
Blended	$27.84	$5.20	$42.82	$6.54
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
Skyport Plaza(3)	North San Jose	365,502	5/4/2016	9/1/2016	$34.20	7/31/2022
Embarcadero Place	Palo Alto	36,594	6/1/2016	10/1/2016	44.64	5/31/2020
Lockheed	Palo Alto	42,899	6/1/2016	9/1/2016	68.16	5/31/2021
Page Mill Center	Palo Alto	22,392	6/1/2016	10/1/2016	75.60	5/31/2023
Embarcadero Place	Palo Alto	11,802	6/30/2016	1/1/2017	45.00	12/31/2026

Los Angeles, California
604 Arizona(4)	West Los Angeles	44,260	2/1/2016	5/1/2016	$42.65	2/28/2026

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to June 30, 2016, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three month period ending June 30, 2016.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2016, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)
Effective May 4, 2016, the terms of the existing lease with Qualcomm at Skyport Plaza was extended to July 31, 2022 with rent abatement during the five months of June, July and August of 2016 and January and February of 2017.

(4)	Effective February 1, 2016, the terms of the existing lease with Real Office Centers Corporation at 604 Arizona was extended to February 28, 2026 with three months of up-front rent abatement.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

QUARTERLY UNCOMMENCED/BACKFILL — NEXT EIGHT QUARTERS(1)

	Q3 2016		Q4 2016		Q1 2017			Q2 2017		Q3 2017		Q4 2017			Q1 2018		Q2 2018
Location	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)
Greater Seattle, Washington
Lynnwood	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—		—	$—	—	$—
Lake Union	—	—	—	—	—	—		—	—	—	—	—	—		—	—	—	—
Pioneer Square	7,224	34.31	—	—	—	—		—	—	—	—	91,357	38.00	(3)	—	—	—	—
Subtotal	7,224	$34.31	—	$—	—	$—		—	$—	—	$—	91,357	$38.00		—	$—	—	$—
San Francisco Bay Area, California
San Francisco	23,252	$64.23	29,544	$68.33	—	$—		39,494	$69.48	—	$—	—	$—		—	$—	—	$—
San Mateo	3,439	55.80	10,020	54.00	—	—		—	—	—	—	—	—		—	—	—	—
Foster City	39,727	42.96	22,265	67.54	—	—		—	—	—	—	—	—		—	—	—	—
Redwood Shores	14,316	54.13	—	—	10,560	66.00		—	—	—	—	—	—		—	—	—	—
Palo Alto	26,080	85.20	—	—	—	—		—	—	—	—	—	—		—	—	—	—
Silicon Valley	7,956	47.40	—	—	—	—		—	—	—	—	—	—		—	—	—	—
North San Jose	19,936	36.22	12,331	39.68	5,034	37.80		—	—	—	—	—	—		—	—	—	—
Subtotal	134,706	$55.59	74,160	$61.39	15,594	$56.90		39,494	$69.48	—	$—	—	$—		—	$—	—	$—
Los Angeles, California
Burbank	—	$—	12,803	$42.00	—	$—		—	$—	—	$—	—	$—		—	$—	—	$—
Hollywood	—	—	—	—	273,749	54.00	(4)	—	—	—	—	—	—		—	—	—	—
Torrance	—	—	—	—	—	—		—	—	—	—	—	—		—	—	—	—
West Los Angeles	113,189	49.56	—	—	—	—		—	—	—	—	—	—		—	—	—	—
Subtotal	113,189	$49.56	12,803	$42.00	273,749	$54.00		—	$—	—	$—	—	$—		—	$—	—	$—

TOTAL	255,119	$52.31	86,963	$58.54	289,343	$54.16		39,494	$69.48	—	$—	91,357	$38.00		—	$—	—	$—

______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to June 30, 2016 but with commencement dates after June 30, 2016 and within the next eight quarters.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence on November 1, 2017.

(4)
Netflix, Inc. is anticipated to commence 273,749 square feet on January 1, 2017. The lease will commence 6 months after the delivery date of July 1, 2016. Netflix is anticipated to occupy an additional 49,524 square feet on July 1, 2018.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q3 2016(2)		Q4 2016		Q1 2017			Q2 2017		Q3 2017			Q4 2017			Q1 2018			Q2 2018
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lake Union	—	$—	600	$43.70	—	$—		—	$—	—	$—		—	$—		—	$—		—	$—
Lynnwood	—	—	—	—	—	—		—	—	—	—		6,049	20.50		2,343	20.76		1,756	20.50
Pioneer Square	—	—	8,349	25.67	6,000	28.50		—	—	—	—		3,260	33.00		—	—		2,624	30.80
Subtotal	—	$—	8,949	$26.88	6,000	$28.50		—	$—	—	$—		9,309	$24.88		2,343	$20.76		4,380	$26.67
San Francisco Bay Area, California
Foster City	4,329	$57.15	15,618	$46.50	39,294	$39.48		7,868	$53.94	5,577	$56.96		25,668	$52.13		11,507	$44.67		12,806	$55.89
Palo Alto	58,597	55.48	41,694	43.06	67,653	76.29		28,138	67.22	2,199	90.00		121,754	72.55	(8)	37,393	78.98		12,637	95.60
Redwood Shores	47,573	109.24	31,579	39.70	33,140	44.19		30,014	50.11	57,436	41.73		54,755	56.02		98,806	43.96		58,068	53.44
San Francisco	37,301	37.18	3,515	37.73	86,144	39.76		26,144	34.92	138,531	46.96	(6)	187,529	11.43	(9)	20,842	47.43		6,794	39.25
North San Jose	62,578	31.29	66,571	32.71	137,072	28.29	(5)	99,680	30.56	108,406	30.44	(7)	120,174	29.33	(10)	235,979	35.82	(11)	59,113	33.17
San Mateo	14,355	43.46	9,583	41.46	7,182	46.84		39,045	43.21	7,576	43.92		15,661	36.70		31,865	39.57		14,846	54.33
Silicon Valley	8,848	33.03	16,409	37.63	—	—		1,093	36.92	33,396	32.98		13,018	41.19		4,876	44.78		19,691	40.31
Subtotal	233,581	$55.47	184,969	$38.38	370,485	$42.69		231,982	$40.98	353,121	$40.07		538,559	$37.17		441,268	$42.45		183,955	$48.13
Los Angeles, California
Burbank	4,953	$44.18	9,005	$44.50	—	$—		—	$—	—	$—		8,257	$39.00		3,413	$45.89		—	$—
Downtown Los Angeles	—	—	—	—	—	—		—	—	—	—		—	—		—	—		—	—
Hollywood	—	—	—	—	—	—		2,664	—	—	—		—	—		10,000	50.50		—	—
Torrance	—	—	—	—	—	—		—	—	—	—		—	—		—	—		—	—
West Los Angeles	—	—	194	50.97	—	—		8,841	44.70	5,253	65.42		1,125	47.64		4,107	41.92		1,087	47.88
Subtotal	4,953	$44.18	9,199	$44.64	—	$—		11,505	$34.35	5,253	$65.42		9,382	$40.04		17,520	$47.59		1,087	$47.88
TOTAL	238,534	$55.23	203,117	$38.16	376,485	$42.46		243,487	$40.67	358,374	$40.45		557,250	$37.01		461,131	$42.53		189,422	$47.64
Expirations as % of In-Service Portfolio	2.0%		1.7%		3.1%			2.0%		2.9%			4.6%			3.8%			1.6%
______________________

(1)	The following schedule does not reflect 39,943 square feet that expired on June 30, 2016.

(2)	Q3 2016 expiring square footage does not include 43,197 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
The top three expiring tenants based on annual base rent by property and square footage: (i) FICO at Metro Plaza for 45,154 square feet; (ii) Fidelity National Title Insurance at Gateway Center for 10,919 square feet; and (iii) Paychex at 1740 Technology for 10,437 square feet.

(6)	The total expiring square footage consists of: (i) AIG, Inc at Rincon Center for 132,600 square feet and (ii) Globant at 875 Howard for 5,931 square feet.

(7)
The top three expiring tenants based on annual base rent by property and square footage: (i) NTT America, Inc. at Concourse for 28,930 square feet, (ii) Mega Chips Technology at Gateway Center for 23,146 square feet and (iii) U-CAN Americas, Inc. at Metro Plaza for 11,147 square feet.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

(8)
The top three expiring tenants based on annual base rent by property and square footage: (i) Robert Bosch, LLC at Foothill Research for 72,417 square feet; (ii) K&L Gates LLP at Clocktower Square for 28,305 square feet; and (iii) Zoox at 2180 Sandhill for 18,773 square feet.

(9)
The total expiring square footage consists of: (i) Bank of America at 1455 Market for 185,021 square feet; (ii) Rickey L. Liu at Rincon Center for 1,271 square feet; and (iii) Pepe’s Taqueria at Rincon Center for 1,237 square feet.

(10)
The top three expiring tenants based on annual base rent by property and square footage: (i) Haynes and Boone, LLP at Gateway Center for 23,233 square feet; (ii) Murata Electronics North America at Metro Plaza for 18,782 square feet; and (iii) Hensel Phelps Construction at Concourse for 13,688 square feet.

(11)
The top three expiring tenants based on annual base rent by property and square footage: (i) Nutanix, Inc. at 1740 Technology for 137,307 square feet and Metro Plaza for 28,121 square feet; (ii) Lumenis, Inc. at Gateway for 15,227 square feet; and (iii) Level 3 Communications, LLC at Concourse for 7,934 square feet.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	1,590,707	12.1%
2016	481,594	3.7	$22,274,477	4.6%	$46.25	$46.64
2017	1,535,596	11.7	59,449,353	12.2	38.71	39.73
2018	1,328,218	10.1	51,359,668	10.5	38.67	40.97
2019	2,250,524	17.1	86,881,983	17.8	38.61	43.29
2020	964,241	7.3	42,722,070	8.8	44.31	49.93
2021	1,282,561	9.7	50,727,265	10.4	39.55	45.87
2022	722,653	5.5	29,361,322	6.0	40.63	49.56
2023	707,557	5.4	24,769,488	5.1	35.01	42.49
2024	154,055	1.2	7,594,354	1.6	49.30	58.32
2025	542,608	4.1	27,316,543	5.6	50.34	63.31
Thereafter	763,877	5.8	45,825,587	9.4	59.99	69.59
Building management use	107,164	0.8	—	—	—	—
Signed leases not commenced(4)	739,824	5.6	39,011,906	8.0	52.73	68.27
Total/Weighted Average	13,171,179	100.0%	$487,294,015	100.0%	$42.08	$47.94
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2016.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2016.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases on space not occupied as of June 30, 2016 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2016, divided by (ii) square footage under uncommenced leases as of June 30, 2016.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.3%	$19,176,525	4.3%
Weil, Gotshal & Manges LLP(3)	Towers at Shore Center	1	1	Various	101,000	0.8	16,265,637	3.6
Uber Technologies, Inc.(4)	Various	2	2	Various	330,334	2.5	15,614,491	3.5
Riot Games, Inc.(5)	Various	2	2	Various	286,629	2.2	15,557,389	3.5
Cisco Systems, Inc.(6)	Various	2	2	Various	474,576	3.6	15,377,341	3.4
Qualcomm	Skyport Plaza	2	1	7/31/2022	365,502	2.8	12,500,168	2.8
Square, Inc.	1455 Market Street	1	1	9/27/2023	334,284	2.5	10,938,442	2.4
Salesforce.com(7)	Rincon Center	1	1	Various	237,567	1.8	10,914,802	2.4
Stanford(8)	Various	3	2	Various	132,496	1.0	9,235,901	2.1
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	9,099,401	2.0
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.5	8,169,569	1.8
NetSuite, Inc.(9)	Peninsula Office Park	2	1	Various	166,667	1.3	7,649,387	1.7
EMC Corporation(10)	Various	3	2	Various	294,756	2.2	7,596,737	1.7
GSA(11)	Various	5	5	Various	202,097	1.5	6,203,552	1.4
Nutanix, Inc.(12)	Various	2	2	3/31/2018	165,428	1.3	6,134,070	1.4
TOTAL		30	26		3,822,231	29.0%	$170,433,412	38.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Weil, Gotshal & Manges LLP expiration by square footage: (i) 25,320 square feet expiring on August 31, 2016 and (ii) 75,680 square feet expiring on August 31, 2026.

(4)
Uber Technologies, Inc. expirations by property and square footage: (i) 310,088 square feet at 1455 Market expiring on February 28, 2025 and (ii) 20,246 square feet at Skyway Landing expiring March 31, 2017.

(5)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze Center expiring on November 30, 2016 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.

(6)
Cisco Systems, Inc. expirations by property and square footage: (i) 2,996 square feet at Concourse expiring March 31, 2018 and (ii) 471,580 square feet at Campus Center expiring on December 31, 2019. This tenant may elect to exercise their early termination right at Campus Center with respect to 471,850 square feet effective December 31, 2017.

(7)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the second quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 59,689 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(8)
Stanford Expirations by property and square footage: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (ii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iii) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(9)	NetSuite, Inc. expirations by square footage: (i) 38,194 square feet expiring on August 31, 2019 and (ii) 128,473 square feet expiring May 31, 2022.

(10)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(11)	GSA expirations by property and square footage: (i) 71,729 square feet at 1455 Market Street expiring on February 19, 2019; (ii) 28,993 square feet at Northview expiring on April 4, 2020;
(iii) 33,582 square feet at Rincon Center expiring May 31, 2020; (iv) 49,405 square feet at 901 Market Street expiring on July 31, 2021; and (v) 18,388 square feet at Concourse expiring on May 7, 2024.

(12)	Nutanix, Inc. expirations by property and square footage: (i) 137,307 square feet at 1740 Technology expiring on March 31, 2018 and (ii) 28,121 square feet at Metro Plaza expiring on March 31, 2018.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Business Services	833,124	6.9%
Educational	100,454	1.1
Financial Services	384,967	1.6
Insurance	362,931	3.1
Legal	674,544	10.9
Media & Entertainment	1,378,888	13.4
Other	1,026,057	9.8
Real Estate	59,691	0.6
Retail	589,252	4.1
Technology	4,854,729	43.4
Advertising	125,220	0.9
Government	301,228	2.1
Healthcare	192,760	2.1
TOTAL	10,883,845	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2016 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.